Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

News Summary:

•	$12.7 billion in revenue, down 13% year over year, in line with expectations and reflects our customers’ continued implementation of products on-hand

•	Strong profitability with GAAP gross margin of 65.1% and non-GAAP gross margin of 68.3%

•	Transformed business model, further enhanced by the Splunk acquisition:

•	Total subscription revenue of $6.9 billion including Splunk, representing 54% of total revenue

•	Total annualized recurring revenue (ARR) at $29.2 billion including $4.2 billion from Splunk, up 22% year over year, and product ARR at $15.5 billion, up 44% year over year

•	Gary Steele, former Splunk CEO, named president of Go-to-Market, effective immediately

•	Q3 FY 2024 Results:

•	Revenue: $12.7 billion

•	Decrease of 13% year over year

•	Splunk contributed $413 million in revenue

•	Earnings per Share: GAAP: $0.46; Non-GAAP: $0.88

•	GAAP EPS decreased 41% year over year, which includes a negative $0.09 impact from the Splunk acquisition

•	Non-GAAP EPS decreased 12% year over year, which includes a negative $0.01 impact from the Splunk acquisition

•	Q4 FY 2024 Guidance:

•	Revenue: $13.4 billion to $13.6 billion

•	Earnings per Share: GAAP: $0.46 to $0.51; Non-GAAP: $0.84 to $0.86

•	FY 2024 Guidance:

•	Revenue: $53.6 billion to $53.8 billion

•	Earnings per Share: GAAP: $2.46 to $2.51; Non-GAAP: $3.69 to $3.71

SAN JOSE, Calif. — May 15, 2024 — Cisco today reported third quarter results for the period ended April 27, 2024. Cisco reported third quarter revenue of $12.7 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.9 billion or $0.46 per share, and non-GAAP net income of $3.6 billion or $0.88 per share.

“We delivered a solid Q3 performance in what remains a dynamic environment” said Chuck Robbins, chair and CEO of Cisco. “Our unique ability to bring together networking, security, observability, and data enables Cisco to offer our customers unrivaled digital resilience for the AI era.”

“Revenue, gross margin and non-GAAP EPS in Q3 were at the high end or above our guidance range, both including and excluding Splunk, resulting in continued operating leverage,” said Scott Herren, CFO of Cisco. “Customers are consuming the equipment shipped over the last few quarters in line with our expectations and we are seeing stabilization of demand as a result. The addition of Splunk to our product line will be a catalyst for further growth.”

Gary Steele Named President of Go-to-Market

Cisco has named Gary Steele as President of Go-to-Market, effective immediately. Steele is well known for his operational excellence, and in this new role, he will work closely with Robbins to set and execute against Cisco’s strategic plans and goals. He will continue to lead the Splunk team through the integration process to ensure a seamless integration into Cisco.

Cisco also announced that Jeff Sharritts, Cisco’s Chief Customer and Partner Officer, will depart Cisco after a successful 24-year career at the company. Sharritts will remain with Cisco until mid-July to ensure a seamless transition.

GAAP Results

	Q3 FY 2024	Q3 FY 2023	Vs. Q3 FY 2023
Revenue	$12.7 billion	$14.6 billion	(13)%
Net Income	$1.9 billion	$3.2 billion	(41)%
Diluted Earnings per Share (EPS)	$0.46	$0.78	(41)%

The acquisition of Splunk, including financing costs, had a negative impact of $0.09 to GAAP EPS, for the third quarter of fiscal 2024.

Non-GAAP Results

	Q3 FY 2024	Q3 FY 2023	Vs. Q3 FY 2023
Net Income	$3.6 billion	$4.1 billion	(14)%
EPS	$0.88	$1.00	(12)%

The acquisition of Splunk, including financing costs, had a negative impact of $0.01 to Non-GAAP EPS, for the third quarter of fiscal 2024.

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Declares Quarterly Dividend

Cisco has declared a quarterly dividend of $0.40 per common share to be paid on July 24, 2024, to all stockholders of record as of the close of business on July 5, 2024. Future dividends will be subject to Board approval.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q3 FY 2024 Highlights

Revenue — Total revenue was $12.7 billion, down 13%, with product revenue down 19% and service revenue up 6%. Cisco completed the acquisition of Splunk Inc. (“Splunk”) in the third quarter of fiscal 2024. Splunk contributed $413 million of total revenue for the third quarter of fiscal 2024.

Revenue by geographic segment was: Americas down 15%, EMEA down 9%, and APJC down 12%. Product revenue performance reflected growth in Security up 36% and Observability up 27%. Networking was down 27%. Product revenue in Collaboration was flat. Security and Observability, excluding Splunk, grew 3% and 14%, respectively, in the third quarter of fiscal 2024.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 65.1%, 63.5%, and 69.2%, respectively, as compared with 63.4%, 62.7%, and 65.4%, respectively, in the third quarter of fiscal 2023.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 68.3%, 66.9%, and 71.6%, respectively, as compared with 65.2%, 64.5%, and 67.3%, respectively, in the third quarter of fiscal 2023.

Total gross margins by geographic segment were: 67.9% for the Americas, 69.6% for EMEA and 67.4% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $6.1 billion, up 15%, and were 47.9% of revenue. Non-GAAP operating expenses were $4.3 billion, down 5%, and were 34.0% of revenue.

Operating Income — GAAP operating income was $2.2 billion, down 44%, with GAAP operating margin of 17.2%. Non-GAAP operating income was $4.3 billion, down 12%, with non-GAAP operating margin at 34.2%.

Provision for Income Taxes — The GAAP tax provision rate was 15.6%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $1.9 billion and EPS was $0.46, each a decrease of 41%. On a non-GAAP basis, net income was $3.6 billion, a decrease of 14%, and EPS was $0.88, a decrease of 12%.

Cash Flow from Operating Activities — $4.0 billion for the third quarter of fiscal 2024, a decrease of 24%, compared with $5.2 billion for the third quarter of fiscal 2023.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $18.8 billion at the end of the third quarter of fiscal 2024, compared with $26.1 billion at the end of fiscal 2023.

Remaining Performance Obligations (RPO) — $38.8 billion, up 21% in total, with 52% of this amount to be recognized as revenue over the next 12 months. Product RPO were up 29% and service RPO were up 14%.

Deferred Revenue — $27.5 billion, up 13% in total, with deferred product revenue up 18%. Deferred service revenue was up 9%.

Capital Allocation — In the third quarter of fiscal 2024, we returned $2.9 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.40 per common share, or $1.6 billion, and repurchased approximately 26 million shares of common stock under our stock repurchase program at an average price of $49.22 per share for an aggregate purchase price of $1.3 billion. The remaining authorized amount for stock repurchases under the program is $7.2 billion with no termination date.

Acquisitions

In the third quarter of fiscal 2024, we closed the following acquisitions:

•	Splunk Inc., a public cybersecurity and observability company

•	Isovalent, Inc., a privately held cloud native solutions company

Guidance

Cisco estimates the following results for the fourth quarter of fiscal 2024:

Q4 FY 2024
Revenue	$13.4 billion - $13.6 billion
Non-GAAP gross margin rate	66.5% – 67.5%
Non-GAAP operating margin rate	31.5% – 32.5%
Non-GAAP EPS	$0.84 – $0.86

Our Q4 FY 2024 guidance includes $950 million to $1 billion in revenue from Splunk and a negative impact to non-GAAP EPS of approximately ($0.03) as the interest impact from financing the acquisition more than offsets the operating benefit.

Cisco estimates that GAAP EPS will be $0.46 to $0.51 for the fourth quarter of fiscal 2024.

Cisco estimates the following results for fiscal 2024:

FY 2024
Revenue	$53.6 billion - $53.8 billion
Non-GAAP EPS	$3.69 – $3.71

Cisco estimates that GAAP EPS will be $2.46 to $2.51 for fiscal 2024.

Our Q4 FY 2024 guidance assumes an effective tax provision rate of approximately 18% for GAAP and non-GAAP results. Our FY 2024 guidance assumes an effective tax provision rate of approximately 17% for GAAP and approximately 19% for non-GAAP results.

A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q3 fiscal year 2024 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, May 15, 2024 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, May 15, 2024 to 4:00 p.m. Pacific Time, May 21, 2024 at 1-800-391-9851 (United States) or 1-203-369-3268 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 15, 2024. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
REVENUE:
Product	$9,024	$11,092	$29,395	$31,492
Service	3,678	3,479	10,766	10,303

Total revenue	12,702	14,571	40,161	41,795

COST OF SALES:
Product	3,295	4,136	10,695	12,353
Service	1,134	1,203	3,419	3,437

Total cost of sales	4,429	5,339	14,114	15,790

GROSS MARGIN	8,273	9,232	26,047	26,005
OPERATING EXPENSES:
Research and development	1,948	1,962	5,804	5,598
Sales and marketing	2,559	2,526	7,523	7,301
General and administrative	736	641	2,050	1,788
Amortization of purchased intangible assets	297	70	430	212
Restructuring and other charges	542	87	677	328

Total operating expenses	6,082	5,286	16,484	15,227

OPERATING INCOME	2,191	3,946	9,563	10,778
Interest income	411	262	1,095	650
Interest expense	(357)	(109)	(588)	(316)
Other income (loss), net	(10)	(142)	(232)	(265)

Interest and other income (loss), net	44	11	275	69

INCOME BEFORE PROVISION FOR INCOME TAXES	2,235	3,957	9,838	10,847
Provision for income taxes	349	745	1,680	2,192

NET INCOME	$1,886	$3,212	$8,158	$8,655

Net income per share:
Basic	$0.47	$0.79	$2.01	$2.11

Diluted	$0.46	$0.78	$2.00	$2.11

Shares used in per-share calculation:
Basic	4,042	4,089	4,051	4,100

Diluted	4,060	4,110	4,071	4,111

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	April 27, 2024
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$7,372	(15)%	$23,904	(2)%
EMEA	3,458	(9)%	10,606	(5)%
APJC	1,873	(12)%	5,652	(9)%

Total	$12,702	(13)%	$40,161	(4)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	April 27, 2024
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Americas	67.9%	66.5%
EMEA	69.6%	69.1%
APJC	67.4%	67.5%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	April 27, 2024
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Networking	$6,522	(27)%	$22,425	(11)%
Security	1,304	36%	3,288	14%
Collaboration	987	—%	3,093	2%
Observability	211	27%	589	21%

Total Product	9,024	(19)%	29,395	(7)%
Services	3,678	6%	10,766	5%

Total	$12,702	(13)%	$40,161	(4)%

Security and Observability, excluding Splunk, grew 3% and 14%, respectively, in the third quarter of fiscal 2024, and 3% and 17%, respectively, for the first nine months of fiscal 2024.

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 27, 2024	July 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,913	$10,123
Investments	9,857	16,023
Accounts receivable, net of allowance of $81 at April 27, 2024 and $85 at July 29, 2023	5,127	5,854
Inventories	3,118	3,644
Financing receivables, net	3,443	3,352
Other current assets	5,428	4,352

Total current assets	35,886	43,348
Property and equipment, net	2,000	2,085
Financing receivables, net	3,251	3,483
Goodwill	58,633	38,535
Purchased intangible assets, net	11,819	1,818
Deferred tax assets	5,527	6,576
Other assets	5,882	6,007

TOTAL ASSETS	$122,998	$101,852

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$11,891	$1,733
Accounts payable	2,054	2,313
Income taxes payable	1,867	4,235
Accrued compensation	3,211	3,984
Deferred revenue	15,751	13,908
Other current liabilities	5,334	5,136

Total current liabilities	40,108	31,309
Long-term debt	20,102	6,658
Income taxes payable	2,869	5,756
Deferred revenue	11,724	11,642
Other long-term liabilities	2,427	2,134

Total liabilities	77,230	57,499

Total equity	45,768	44,353

TOTAL LIABILITIES AND EQUITY	$122,998	$101,852

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 27, 2024	April 29, 2023
Cash flows from operating activities:
Net income	$8,158	$8,655
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,684	1,304
Share-based compensation expense	2,274	1,720
Provision for receivables	19	11
Deferred income taxes	(245)	(1,343)
(Gains) losses on divestitures, investments and other, net	224	243
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,286	1,494
Inventories	530	(894)
Financing receivables	92	1,126
Other assets	(382)	(428)
Accounts payable	(300)	156
Income taxes, net	(5,223)	1,120
Accrued compensation	(1,092)	25
Deferred revenue	211	1,055
Other liabilities	(86)	(324)

Net cash provided by operating activities	7,150	13,920

Cash flows from investing activities:
Purchases of investments	(3,044)	(7,652)
Proceeds from sales of investments	3,874	802
Proceeds from maturities of investments	5,804	3,789
Acquisitions, net of cash and cash equivalents acquired	(25,874)	(96)
Purchases of investments in privately held companies	(82)	(162)
Return of investments in privately held companies	146	72
Acquisition of property and equipment	(472)	(616)
Other	(2)	(24)

Net cash used in investing activities	(19,650)	(3,887)

Cash flows from financing activities:
Issuances of common stock	347	316
Repurchases of common stock—repurchase program	(3,772)	(3,029)
Shares repurchased for tax withholdings on vesting of restricted stock units	(765)	(444)
Short-term borrowings, original maturities of 90 days or less, net	1,547	(602)
Issuances of debt	24,159	—
Repayments of debt	(2,195)	(500)
Repayments of Splunk convertible debt, net	(3,140)	—
Dividends paid	(4,778)	(4,713)
Other	(52)	(4)

Net cash provided by (used in) financing activities	11,351	(8,976)

Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(39)	(90)

Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,188)	967
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	11,627	8,579

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$10,439	$9,546

Supplemental cash flow information:
Cash paid for interest	$350	$306
Cash paid for income taxes, net	$7,150	$2,414

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	April 27, 2024		January 27, 2024		April 29, 2023
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$18,876	29%	$16,249	12%	$14,681	9%
Service	19,898	14%	19,407	12%	17,401	4%

Total	$38,774	21%	$35,656	12%	$32,082	6%

We expect 52% of total RPO at April 27, 2024 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	April 27, 2024	January 27, 2024	April 29, 2023
Deferred revenue:
Product	$12,856	$11,640	$10,895
Service	14,619	14,131	13,365

Total	$27,475	$25,771	$24,260

Reported as:
Current	$15,751	$14,011	$13,249
Noncurrent	11,724	11,760	11,011

Total	$27,475	$25,771	$24,260

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2024
April 27, 2024	$0.40	$1,615	26	$49.22	$1,256	$2,871
January 27, 2024	$0.39	$1,583	25	$49.54	$1,254	$2,837
October 28, 2023	$0.39	$1,580	23	$54.53	$1,252	$2,832
Fiscal 2023
July 29, 2023	$0.39	$1,589	25	$50.49	$1,254	$2,843
April 29, 2023	$0.39	$1,593	25	$49.45	$1,259	$2,852
January 28, 2023	$0.38	$1,560	26	$47.72	$1,256	$2,816
October 29, 2022	$0.38	$1,560	12	$43.76	$502	$2,062

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Nine Months Ended
	April 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
GAAP net income	$1,886	$3,212	$8,158	$8,655
Adjustments to cost of sales:
Share-based compensation expense	139	106	381	293
Amortization of acquisition-related intangible assets	249	156	605	462
Acquisition-related/divestiture costs	12	1	13	4

Total adjustments to GAAP cost of sales	400	263	999	759

Adjustments to operating expenses:
Share-based compensation expense	665	518	1,877	1,431
Amortization of acquisition-related intangible assets	297	70	430	212
Acquisition-related/divestiture costs	264	55	403	178
Russia-Ukraine war costs	(10)	2	(12)	7
Significant asset impairments and restructurings	542	87	677	328

Total adjustments to GAAP operating expenses	1,758	732	3,375	2,156

Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	(7)	123	132	188

Total adjustments to GAAP interest and other income (loss), net	(7)	123	132	188

Total adjustments to GAAP income before provision for income taxes	2,151	1,118	4,506	3,103

Income tax effect of non-GAAP adjustments	(484)	(219)	(1,045)	(623)
Significant tax matters	—	—	—	164

Total adjustments to GAAP provision for income taxes	(484)	(219)	(1,045)	(459)

Non-GAAP net income	$3,553	$4,111	$11,619	$11,299

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Nine Months Ended
	April 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
GAAP EPS	$0.46	$0.78	$2.00	$2.11
Adjustments to GAAP:
Share-based compensation expense	0.20	0.15	0.55	0.42
Amortization of acquisition-related intangible assets	0.13	0.06	0.25	0.16
Acquisition-related/divestiture costs	0.07	0.01	0.10	0.04
Significant asset impairments and restructurings	0.13	0.02	0.17	0.08
(Gains) and losses on investments	—	0.03	0.03	0.05
Income tax effect of non-GAAP adjustments	(0.12)	(0.05)	(0.26)	(0.15)
Significant tax matters	—	—	—	0.04

Non-GAAP EPS	$0.88	$1.00	$2.85	$2.75

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

GAAP TO NON-GAAP EPS

IMPACT OF SPLUNK ACQUISITION, INCLUDING FINANCING COSTS

Three Months Ended
April 27, 2024
GAAP EPS Impact	$(0.09)
Amortization of intangible assets	0.05
Acquisition-related costs	0.05
Income tax effect of non-GAAP adjustments	(0.02)

Non-GAAP EPS Impact	$(0.01)

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	April 27, 2024
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,729	$2,544	$8,273	$6,082	15%	$2,191	(44)%	$44	$1,886	(41)%
% of revenue	63.5%	69.2%	65.1%	47.9%		17.2%		0.3%	14.8%
Adjustments to GAAP amounts:
Share-based compensation expense	57	82	139	665		804		—	804
Amortization of acquisition-related intangible assets	249	—	249	297		546		—	546
Acquisition/divestiture-related costs	4	8	12	264		276		—	276
Significant asset impairments and restructurings	—	—	—	542		542		—	542
Russia-Ukraine war costs	—	—	—	(10)		(10)		—	(10)
(Gains) and losses on investments	—	—	—	—		—		(7)	(7)
Income tax effect/significant tax matters	—	—	—	—		—		—	(484)

Non-GAAP amount	$6,039	$2,634	$8,673	$4,324	(5)%	$4,349	(12)%	$37	$3,553	(14)%

% of revenue	66.9%	71.6%	68.3%	34.0%		34.2%		0.3%	28.0%

	Three Months Ended
	April 29, 2023
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,956	$2,276	$9,232	$5,286	$3,946	$11	$3,212
% of revenue	62.7%	65.4%	63.4%	36.3%	27.1%	0.1%	22.0%
Adjustments to GAAP amounts:
Share-based compensation expense	40	66	106	518	624	—	624
Amortization of acquisition-related intangible assets	156	—	156	70	226	—	226
Acquisition/divestiture-related costs	1	—	1	55	56	—	56
Significant asset impairments and restructurings	—	—	—	87	87	—	87
Russia-Ukraine war costs	—	—	—	2	2	—	2
(Gains) and losses on investments	—	—	—	—	—	123	123
Income tax effect/significant tax matters	—	—	—	—	—	—	(219)

Non-GAAP amount	$7,153	$2,342	$9,495	$4,554	$4,941	$134	$4,111

% of revenue	64.5%	67.3%	65.2%	31.3%	33.9%	0.9%	28.2%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Nine Months Ended
	April 27, 2024
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$18,700	$7,347	$26,047	$16,484	8%	$9,563	(11)%	$275	$8,158	(6)%
% of revenue	63.6%	68.2%	64.9%	41.0%		23.8%		0.7%	20.3%
Adjustments to GAAP amounts:
Share-based compensation expense	157	224	381	1,877		2,258		—	2,258
Amortization of acquisition-related intangible assets	605	—	605	430		1,035		—	1,035
Acquisition/divestiture-related costs	5	8	13	403		416		—	416
Significant asset impairments and restructurings	—	—	—	677		677		—	677
Russia-Ukraine war costs	—	—	—	(12)		(12)		—	(12)
(Gains) and losses on investments	—	—	—	—		—		132	132
Income tax effect/significant tax matters	—	—	—	—		—		—	(1,045)

Non-GAAP amount	$19,467	$7,579	$27,046	$13,109	—%	$13,937	2%	$407	$11,619	3%

% of revenue	66.2%	70.4%	67.3%	32.6%		34.7%		1.0%	28.9%

	Nine Months Ended April 29, 2023
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$19,139	$6,866	$26,005	$15,227	$10,778	$69	$8,655
% of revenue	60.8%	66.6%	62.2%	36.4%	25.8%	0.2%	20.7%
Adjustments to GAAP amounts:
Share-based compensation expense	111	182	293	1,431	1,724	—	1,724
Amortization of acquisition-related intangible assets	462	—	462	212	674	—	674
Acquisition/divestiture-related costs	4	—	4	178	182	—	182
Significant asset impairments and restructurings	—	—	—	328	328	—	328
Russia-Ukraine war costs	—	—	—	7	7	—	7
(Gains) and losses on investments	—	—	—	—	—	188	188
Income tax effect/significant tax matters	—	—	—	—	—	—	(459)

Non-GAAP amount	$19,716	$7,048	$26,764	$13,071	$13,693	$257	$11,299

% of revenue	62.6%	68.4%	64.0%	31.3%	32.8%	0.6%	27.0%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Nine Months Ended
	April 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
GAAP effective tax rate	15.6%	18.8%	17.1%	20.2%
Total adjustments to GAAP provision for income taxes	3.4%	0.2%	1.9%	(1.2)%

Non-GAAP effective tax rate	19.0%	19.0%	19.0%	19.0%

GAAP TO NON-GAAP GUIDANCE

Q4 FY 2024	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	63% – 64%	18.5% –19.5%	$0.46 – $0.51
Estimated adjustments for:
Share-based compensation expense	1.0%	6.0%	$0.15 – $0.16
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	2.5%	6.5%	$0.19 – $0.20
Significant asset impairments and restructurings	—	0.5%	$0.01 – $0.02

Non-GAAP	66.5% – 67.5%	31.5% –32.5%	$0.84 – $0.86

FY 2024	Earnings per Share (1)
GAAP	$2.46 – $2.51
Estimated adjustments for:
Share-based compensation expense	$0.58 – $0.59
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.46 – $0.47
Significant asset impairments and restructurings	$0.13 – $0.14
(Gains) and losses on investments	$0.03

Non-GAAP	$3.69 – $3.71

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, Russia-Ukraine war costs, restructurings, (gains) and losses on investments and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our ability to bring together networking, security, observability, and data to enable us to offer digital resilience to our customers, the stabilization of demand for our products, and the addition of Splunk to our product line as a catalyst for future growth) and the future financial performance of Cisco (including the guidance for Q4 FY 2024 and full year FY 2024) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 20, 2024 and September 7, 2023, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 27, 2024 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Annualized recurring revenue represents the annualized revenue run-rate of active subscriptions, term licenses, operating leases and maintenance contracts at the end of a reporting period, net of rebates to customers and partners as well as certain other revenue adjustments. Includes both revenue recognized ratably as well as upfront on an annualized basis.

About Cisco

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